FOR IMMEDIATE RELEASE
Date:         January 24, 2005
Contact:      Kathleen Walsh Carr
              202.772.3711


               Abigail Adams National Bancorp, Inc. Reports Fourth
                   Quarter Earnings Per Share Growth of 25.9%

Washington, DC - Abigail Adams National Bancorp, Inc. (NASDAQ:AANB), the parent holding company of The Adams National Bank, announced record fourth quarter earnings of $0.34 per diluted share for the quarter ended December 31, 2004, compared to $0.27 per diluted share in 2003, an increase of 25.9%. Net income for the fourth quarter 2004 was $1,015,000, versus $819,000 for the comparable period last year. The returns on assets and equity for the quarter were 1.63% and 16.37%, respectively, compared to 1.47% and 14.38%, respectively, reported for the fourth quarter of 2003.

Total assets at December 31, 2004 were $251,192,000, concentrated in loans of $180,272,000, a 15.5% increase in total loans over December 31, 2003. Deposits grew 11.7% to $215,367,000. At December 31, 2004, the allowance for loan losses was 1.42% of total loans and was 136% of non-performing assets. Asset quality improved in 2004 as indicated by the ratio of nonperforming assets to total assets, which declined from 1.24% at December 31, 2003 to 0.75% at December 31, 2004.

Net income for 2004 increased by 13.9% to $3,602,000, compared to $3,161,000 earned in 2003. Earnings per diluted share for the year 2004 were $1.19 or a 13.3% increase over 2003. The 2004 net interest margin improved to 5.34%, compared to 5.18% for 2003. For the year, the return on average assets was 1.55%, with return on average equity of 15.21%. The efficiency ratio was 53.7%, compared to 53.2% for the year ended December 31, 2003.

Kate Carr, President and CEO said, "We are pleased with the momentum of growth in assets and earnings. The results reflect solid returns on our investment in infrastructure, systems and personnel over the past year. Adams National Bank is now positioned to capitalize on the strong, vibrant economy in the Metropolitan Washington area."

As a result of the continued strong performance of the Company, the Board of Directors declared a quarterly dividend of $0.125 per share paid on December 29, 2004 to stockholders of record on December 15, 2004. In addition, the Board of Directors declared a 10% stock dividend distributed on January 14, 2005, to shareholders of record on January 3, 2005.

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The Adams National Bank is focused on serving  minorities,  small businesses and not-for-profit organizations in the Washington, DC area. The Adams National Bank offers a full line of banking services including business and real estate loans, as well as deposit services. All information for the period ended December 31, 2004 has been derived from unaudited financial information.


SOURCE:  The Adams National Bank
ATTACHMENT:  Selected Financial Data

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                Abigail Adams National Bancorp, Inc. & Subsidiary
                             Selected Financial Data
                                   (unaudited)
                           December 31, 2004 and 2003

                                                                   Three Months Ended:                    Twelve Months Ended:
                                                          -----------------------------------    -----------------------------------
                                                             12/31/2004          12/31/2003         12/31/2004          12/31/2003
                                                          ---------------    ----------------    ---------------    ----------------
   Income statement:
   Interest income                                           3,718,130           3,228,451         13,829,546          12,555,815
   Interest expense                                            562,672             493,900          1,986,426           2,094,420
                                                          ---------------    ----------------    ---------------    ----------------
     Net interest income                                     3,155,458           2,734,551         11,843,120          10,461,395
                                                          ---------------    ----------------    ---------------    ----------------
   Provision for loan losses                                   105,000             120,000            420,000             591,065
     Net interest income after provision for loan losses     3,050,458           2,614,551         11,423,120           9,870,330
                                                          ---------------    ----------------    ---------------    ----------------
   Noninterest income                                          605,093             503,511          1,974,511           2,034,580
   Noninterest expense                                       1,971,159           1,754,621          7,414,803           6,645,710
                                                          ---------------    ----------------    ---------------    ----------------
     Income before taxes                                     1,684,392           1,363,441          5,982,828           5,259,200
   Provision for income tax expense                            669,649             544,697          2,381,117           2,098,111
                                                          ---------------    ----------------    ---------------    ----------------
     Net income                                              1,014,743             818,744          3,601,711           3,161,089
                                                          ===============    ================    ===============    ================
  Per share data:
   Basic earnings per share                                      $0.34               $0.27              $1.19               $1.05
   Diluted earnings per share                                    $0.34               $0.27              $1.19               $1.05
   Dividends paid on common shares                               $0.13               $0.13              $0.50               $0.50

   Average shares outstanding - Basic                        3,020,913           3,014,343          3,017,251           3,009,594
   Average shares outstanding - Diluted                      3,028,118           3,026,403          3,027,012           3,024,072

Consolidated balance sheet:
   Assets:
     Cash & due from banks                                                                          5,108,881           9,746,854
     Short-term investments                                                                        12,793,794          18,821,014
     Investment securities                                                                         50,834,674          44,417,613
     Loans, gross                                                                                 180,272,019         156,034,227
     Allowance for loan losses                                                                     (2,557,987)         (2,119,448)
     Other assets                                                                                   4,740,906           5,005,535
                                                                                                ---------------    ----------------
       Total assets                                                                               251,192,287         231,905,795
                                                                                                ===============    ================
     Liabilities:
     Deposits                                                                                     215,367,078         192,756,407
     Short-term borrowings                                                                          2,667,414           5,390,326
     Long-term borrowings                                                                           7,126,751          10,030,117
     Accrued expenses & other liabilities                                                           1,271,060             853,863
                                                                                                ---------------    ----------------
       Total liabilities                                                                          226,432,303         209,030,713
                                                                                                ---------------    ----------------
     Stockholders' equity:
     Capital stock                                                                                     30,374              30,308
     Surplus                                                                                       17,277,434          17,241,143
     Retained earnings                                                                              7,452,176           5,603,631
                                                                                                ---------------    ----------------
       Total stockholders' equity                                                                  24,759,984          22,875,082
                                                                                                ---------------    ----------------
       Total liabilities & stockholders' equity                                                   251,192,287         231,905,795
                                                                                                ===============    ================
  Performance ratios:
   Book value per share                                                                                 $8.20               $7.59
   Return on average assets                                       1.63%               1.47%              1.55%               1.49%
   Return on average stockholders' equity                        16.37%              14.38%             15.21%              14.32%
   Net interest margin                                            5.31%               5.16%              5.34%               5.18%
   Efficiency ratio                                              52.42%              54.19%             53.66%              53.18%
   Ratio of nonperforming assets to total assets                                                         0.75%               1.24%
   Allowance for loan losses to loans                                                                    1.42%               1.36%
   Allowance for loan losses to nonperforming assets                                                   135.99%              73.78%
